                                                                    EXHIBIT 10.5


                              EMPLOYMENT AGREEMENT



     This Employment Agreement ("Agreement") is made by and between CYTOPROBE CORPORATION, a corporation duly organized and existing under the laws of the State of Utah (the "Company"), having an office and principal place of business at 9191 Towne Centre Drive, Suite 430, San Diego, California 92122, and LEE HULSEBUS, an individual residing at 1145 Vintage Club Drive, Duluth, Georgia 30136 (the "Employee").

     WHEREAS, the Company wishes to employ the Employee, and the Employee is willing to accept such employment for the Company on a full time basis upon such terms and conditions as are hereinafter set forth;

     NOW, THEREFORE, in consideration of the promises and mutual covenants hereinafter set forth and the consideration described in this Agreement, the parties agree as follows:

1.   NATURE OF AGREEMENT:
     -------------------

     1.1. Employment.  The Company agrees to employ the Employee, and the
          ----------
Employee agrees to accept such employment upon the terms and conditions herein; it being understood that the instant Agreement is entered into contemporaneously with a companion Severance Agreement between the parties.

     1.2. Cancellation of Prior Offers.  Any and all prior oral understandings,
          ----------------------------
offers, and/or representations (if any) with respect to the employment of the Employee are deemed by the parties to be either void and/or deemed to be merged into this final written Agreement.

2.   TERMS AND DUTIES:
     ----------------

     2.1. Term of Employment.  The employment of the Employee under this
          ------------------
Agreement shall be for a term of four (4) years. The term shall commence on the 31st day of August, 1994 (the "Effective Date"), and shall thereafter terminate on the 31st day of August 1998 (the "Termination Date").

     2.2.   Location.  The Employee agrees that he shall carry out his duties
            --------
and obligations under the terms of this Agreement at the Company's principal office in San Diego, California.

     2.3. Position and Primary Responsibility.  It is understood that the
          -----------------------------------
Employee shall serve as President and Chief Executive Officer ("CEO") of the Company. In such capacity, the Employee shall have total overall responsibility for the Company's worldwide activities (i.e., sales, marketing, financing, operations, manufacturing, etc.) The Employee's responsibilities may be changed or modified if the Board of Directors of the Company shall determine that any such change(s) would be in the best interests of the Company. The Employee shall report directly to the Board of Directors of the Company.

     2.4. Exclusivity.  The Employee agrees to devote his full time, attention,
          -----------
energies, and use his "best efforts" solely and exclusively in the performance of his duties under the terms of this Agreement.

3.   COMPENSATION:
     ------------

     3.1. Base Salary.  The Employee shall receive a Base Salary of One Hundred
          -----------
Sixty-two Thousand Dollars ($162,000) per annum; it being understood that the Employee's performance will be reviewed by the Company's Board of Directors on the anniversary date of each year(s) that this Agreement is in force; it being understood that all such evaluation(s) will be for the purpose of determining whether or not the Employee's Base Salary should be adjusted upward; it being further understood that any such evaluation(s) will be based upon recommendations made to the Board of Directors by the Company's "Executive Compensation Committee" but subject always to the final approval by a majority of the Board of Directors.

     3.2. Stock.  As additional compensation the Employee shall also be granted
          -----
a total of Two Hundred Fifty Thousand (250,000) shares of Common Stock of the Company, as publicly traded and quoted on the Supplemental National Association of Securities Dealers Automated Quotation System ("NASDAQ"), with such right(s) to "vest" at the end of two (2) years of the Employee's continuous employment by the Company; it being understood that such Common Stock will be registered by the Company at the time it completes an anticipated Private Placement of its securities; it being further understood that such Common Stock when issued to the Employee will be subject to a "lock-up" resale restriction to end on August 31, 1996.

     3.3. Warrants.  As additional compensation, the Employee shall also be
          --------
granted a total of Two Hundred Thousand (200,000) Warrant(s) to purchase shares of the Company's Common Stock. Each Warrant shall entitle the Employee to purchase one (1) share of Common Stock of the Company at a "strike price" of Two Dollars ($2.00) per share; it being understood that the Company undertakes to register the shares of Common Stock underlying the Warrant(s); it being further understood that such Warrant(s) shall be exercisable over a five (5) year period commencing from the Effective Date of this Agreement; it being further understood that the shares of Common Stock underlying the Warrant(s) when registered shall be subject to a "lock-up" resale restriction to end on August 31, 1996.

     3.4. The Employee represents that the Company's securities as aforestated are taken by the Employee for investment purposes only, and not with a view to distribution. The Company agrees that the Employee shall have the right, in his sole discretion, to sell, assign, or otherwise transfer such securities, in whole or in part, without the prior consent of the Company.

     3.5. Payment.  All compensation payable to the Employee hereunder shall be
          -------
subject to the Company's rules and regulations, and shall also be subject to all applicable State and

Federal employment law(s); it being understood that the Employee shall be responsible for the payment of all tax(es) resulting from a determination that any portion of the compensation and/or benefit(s) paid/received hereunder is a taxable event to the Employee; it being further understood that the Employee shall hold the Company harmless from any governmental claim(s) for tax liabilities, including interest or penalties, arising from any failure by the Employee to pay his individual tax(es) when due.

     3.6. Bonus Program.  The Company shall establish a "Bonus Program" for the
          -------------
Employee and other key personnel of the Company prior to January 1, 1995 based upon a formula to be established by the Company's "Executive Compensation Committee" subject to the final approval of a majority of the Board of Directors.

4.   BENEFITS:
     --------

     4.1. The Employee shall be entitled to four (4) week(s) paid vacation after his successful completion of one (1) year of employment for the Company, and four (4) weeks paid vacation for each year of employment during the life of this Agreement.

     4.2. Subject to pre-eligibility, and as the Effective Date, the Employee shall also be entitled to participate in any medical insurance and/or disability Plan(s) which the Company may establish for its employee(s); it being understood that the Company shall pay all insurance premium(s) for such insurance(s) for the benefit of the Employee; it being further understood, however, that until such time as the Company shall establish such Plan(s), the Company shall reimburse the Employee for all premium(s) payable by him in order for the Employee to continue to keep in force his existing family medical health and disability Policy(ies); it being further understood that the maximum amount reimbursable by the Company for such insurance Policy(ies) coverage shall be Eight Hundred Dollars ($800) per month (net to the Employee).

     4.3. The Employee shall also be entitled to claim net reimbursement from the Company for all reasonable expense(s) actually incurred by the Employee and his family, for the following: (i) two (2) round trip airfares for the Employee and his wife to travel from Atlanta, Georgia to San Diego, California and return (including food, lodging and other related expenses) in connection with their searching for a suitable permanent residence in the San Diego, California area;
(ii) also, the actual cost incurred by the Employee in moving his family and their personal effects (furniture, automobiles, etc.) from Duluth, Georgia to the San Diego, California area.

     4.4. The Employee shall also be entitled to claim reimbursement from the Company (net to the Employee) for the actual cost(s) incurred by the Employee for temporary lodging and living expenses (food, commuting expenses, etc.) while working for the Company in the San Diego area for a period of up to nine (9) months after the Effective Date of this Agreement.

     4.5. The Employee will also be entitled to receive a car allowance during the life of this Agreement which shall not be less then the sum of Seven Hundred Fifty Dollars ($750) per month (net to the Employee); it being understood that said car allowance will be reviewed, and subject to an upward adjustment after two (2) years.

     4.6. The Employee agrees that in connection with the benefit(s) provided for in this Article, he shall fully comply with all of the expense reporting requirement(s) of the Company as provided in paragraph "7" of this Agreement.

     4.7. The Company agrees to indemnify the Employee to the fullest extent permitted by law and by the Company's By-Laws, and include the Employee as a named insured in any Directors and Officers Liability Insurance Policy that the Company may obtain during the life of this Agreement.

5.   CONFIDENTIAL INFORMATION AND RECORDS:
     ------------------------------------

     5.1. The Employee represents that his employment with the Company under the terms of this Agreement will not conflict with any continuing duty(ies) or obligation(s) the Employee has with any other person(s), firm(s) and/or entity(ies). The Employee also represents that he has not brought to the Company (during the period before or after the Effective Date of this Agreement) any material(s) and/or document(s) of a former or present employer(s), or any confidential information or property belonging to other(s).

     5.2. The Employee also represents to the Company that during the term of this Agreement, he will not, directly or indirectly, without the express prior written approval of the Board of Directors of the Company, engage or be interested in any business that is in competition with the business of the Company (whether as a principal, stockholder, lender, employee, Officer, Director,partner, venturer, consultant or otherwise).

     5.3. The Employee also represents that during the term of this Agreement, he will promptly disclose to the Board of Directors of the Company, complete information concerning any direct interest he holds in any business which provides service(s) and/or product(s) to the Company (whether as a principal, stockholder, lender, employee, Director, Officer, partner, venturer, consultant or otherwise).

     5.4. The Employee also represents that he will not disclose to any person(s) or entity(ies) (other than to the Company's Board of Directors, or to others as required in the performance of his duties) any confidential or secret information with respect to the business or affairs of the Company and/or its product(s).

     5.5. The Employee agrees that for a period commencing on the Effective Date and ending one (1) year after the Termination Date of this Agreement, he will not, directly or indirectly, disturb, entice or hire away, or in any other manner persuade an employee(s), consultant(s), dealer(s) or customer(s) of the Company to discontinue that person's or firm's relationship with the Company.

     5.6. Records.  All records, files, documents, and the like, or abstracts,
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summaries, or copies thereof, relating to the business of the Company which the
Employee shall prepare or use or come into contact with, shall remain the sole property of the Company, and shall not be removed by the Employee from the premises of the Company without the written consent of the Board of Directors of the Company, and shall be promptly returned to the Company upon the Termination Date.

6.   TERMINATION:
     -----------

     6.1. Termination of Employment by the Company  This Agreement may be
          ----------------------------------------
terminated, without cost or penalty to the Company, either "for cause" (hereinafter defined), and/or if the Employee shall suffer a "Disability" (hereinafter defined). The term "for cause" shall mean any fraudulent or dishonest conduct in the performance of the Employee's duties and functions, gross negligence or willful breach by the Employee of his material obligation(s) under this Agreement, and/or the Employee's disregard of the policies or the instructions of the Company's Board of Directors. The term "Disability" shall mean the death of the Employee, or his physical or mental disability or incapacity which the Board of Directors of the Company, in the good faith determines, prevents the Employee from performing substantially all of the duties hereunder during a continuous one hundred eighty (180) day period.

     6.2. This Agreement may also be terminated by the Company "without cause," but only pursuant to the terms of the companion Severance Agreement.

7.   EXPENSES:
     --------

     7.1. During the term of this Agreement, the Company will also reimburse the Employee for all reasonable business expense(s) incurred by him on behalf of the Company in the performance of his duties hereunder, upon presentation by the Employee of voucher(s), receipt(s) or other written evidence(s) in accordance with the policies of the Company and the rules of the Internal Revenue Service; provided, however, that the Employee shall incur no costs that exceed Fifteen Thousand Dollars ($15,000) without prior authorization of the Board of Directors of the Company; it being understood that such authorization may be waived in writing.

8.   NONCOMPETITION, NONSOLICITATION:
     -------------------------------

     8.1. During the term of this Agreement, and for a period of one (1) year after the Termination Date, the Employee shall not, without both the disclosure to and the written approval of the Board of Directors of the Company, directly or indirectly, engage or be interested in (whether as a principal, stockholder, lender, employee, officer, director, partner, venturer, consultant or otherwise) any business(es) that is competitive with the business of the Company, its parent or affiliated companies, without the express written approval of the Board.

     8.2. During the term of this Agreement, the Employee shall promptly disclose to the Board of Directors of the Company all information concerning any interests, direct or indirect, he holds (whether as a principal, stockholder, lender, employee, officer, director, partner, venturer, consultant or otherwise) in any business which the Employee reasonably knows purchases goods or provides services to the Company, its parent, or affiliates.

9.   INVENTIONS, DISCOVERIES AND IMPROVEMENTS:
     ----------------------------------------

     9.1. Any and all invention(s), discovery(ies) and improvement(s), whether protectible or unprotectible by Patent, trademark, copyright or trade secret, made, devised, or discovered by the Employee, whether by the Employee alone or jointly with others, from the time of entering the Company's employ until the Termination Date of this Agreement, relating or pertaining in any way to the Employee's employment with the Company, shall be promptly disclosed in writing to the Board of Directors of the Company, and become and remain the sole and exclusive property of the Company. The Employee agrees to execute any assignments to the Company, or its nominee, of the Company's entire right, title, and interest in and to any such inventions, discoveries and improvements and to execute any other instruments and documents requisite or desirable in applying for and obtaining Patents, trademarks or copyrights at the cost of the Company, with respect thereto in the United States and in all foreign countries, that may be requested by the Company. The Employee further agrees, whether or not then in the employment of the Company, to cooperate to the fullest extent and in the manner that may be reasonably requested by the Company in the prosecution and/or defense of any suit(s) involving claim(s) of infringement and/or misappropriation of proprietary rights relevant to Patent(s), trademark(s), copyright(s), trade secret(s), processes, and/or discoveries involving the Company's product(s); it being understood that all reasonable costs and expense thereof shall be paid by the Company. The Company shall have the sole right to determine the treatment of disclosures received from the Employee, including the right to keep the same as a trade secret, to use and disclose the same without a prior Patent Application, to file and prosecute United States and foreign Patent Application(s) thereon, or to follow any other procedure which the Company may deem appropriate.

10.  CONFIDENTIAL INFORMATION AND TRADE SECRETS:
     ------------------------------------------

     10.1. The Employee hereby acknowledges that all trade, engineering, production, and technical data, information or "know-how" including, but not limited to, customer lists, sales and marketing techniques, vendor names, purchasing information, processes, methods, investigations, ideas, equipment, tools, programs, costs, product profitability, plans, specifications, Patent Application(s), drawings, blueprints, sketches, layouts, formulas, inventions, processes and data, whether or not reduced to writing, used in the development and manufacture of the Company's products and/or the performance of services, or in research or development, are the exclusive secret and confidential property of the Company, and shall be at all times, whether after the Effective Date or after the Termination Date, be kept strictly confidential and secret by the Employee.

     10.2.  Return of Property.  The Employee agrees not to remove from the
            ------------------
Company's office or copy any of the Company's confidential information, trade secrets, books, records, documents or customer or supplier lists, or any copies of such documents, without the express written permission of the Board of Directors of the Company. The Employee agrees, at the Termination Date, to return any property belonging to the Company, including, but not limited to, any and all records, notes, drawings, specifications, programs, data and other materials (or copies thereof) pertaining to the Company's businesses or its product(s) and service(s), generated or received by the Employee during the course of his employment with the Company.

     10.3.  Non-Disclosure.  The Employee represents and agrees that during the
            --------------
term of this Agreement, and after the Termination Date, he will not report, publish, disclose, use, or transfer to any person(s) or entity(ies) any property or information belonging to the Company without first having obtained the prior express written consent of the Company to do so; it being understood, however, that information which was publicly known, or which is in the public domain, or which is generally known, shall not be subject to this restriction.

11.  INFORMATION OF OTHERS:
     ---------------------

     11.1. The Employee agrees that the Company does not desire to acquire from the Employee any secret or confidential information or "know-how" of other(s). The Employee, therefore, specifically represents to the Company that he will not bring to the Company any material(s), document(s), or writing(s) containing any such information. The Employee represents and warrants that from the Effective Date of this Agreement he is free to divulge to the Company, without any obligation to, or violation of the rights of other(s), information, practices and/or techniques which the Employee will describe, demonstrate or, divulge or in any other manner make known to the Company during the Employee's performance of services. The Employee also agrees to indemnify and hold the Company harmless from and against any and all liability(ies), loss(es), cost(s), expense(s), damage(s), claim(s) or demand(s) for any violation of the right(s) of other(s) as it relates to the Employee's misappropriation of secrets, confidential information, or "know-how" of other(s).

12.  NOTICE:
     ------

     12.1.  Notices.  All notices and other communications under this Agreement
            -------
shall be in writing and shall be delivered personally or mailed by registered or certified mail, return receipt requested, and shall be deemed given when so delivered or mailed, to a party at his or its address as follows (or at such other address as a party may designate by notice given hereunder):

     If to Employee:

     Lee Hulsebus
     1145 Vintage Club Drive
     Duluth, Georgia  30136

     With an additional copy to:

     Lee Hulsebus
     c/o Cytoprobe Corporation
     9191 Towne Centre Drive
     Suite 430
     San Diego, California  92122

     If to the Company:

     Cytoprobe Corporation
     9191 Towne Center Drive
     Suite 430
     San Diego, California  92122

     With a Copy to:

     Robert E. Meshel, Esq.
     c/o Lewis, D'Amato, Brisbois & Bisgaard
     601 California Street, Suite 1900
     San Francisco, California  94108

13.  ARBITRATION:
     -----------

     13.1. In the event of any dispute arising out of this Agreement or the Employee's employment with the Company, or the termination of the Employee's employment, whether such dispute gives rise to a Cause of Action sounding in contract and/or in tort, and/or whether based on a statute or case law, including, without limitation, the breach of the covenant of "good faith" and "fair dealing," or employment discrimination, or otherwise, the parties agree to submit any and all such dispute(s) (if any) to final and binding arbitration pursuant to the Rules of the American Arbitration Association with the venue of all arbitration hearing(s) to be in San Diego, California, or such other place(s) within the State of California as the parties may agree to in writing. Any demand for arbitration shall be made in writing to the other party to this Agreement within six (6) months after the date the claim(s) first arose, but in no event later than six (6) months from the effective Termination Date of this Agreement. Any failure of a party to timely demand arbitration hereunder shall constitute a complete waiver; it being understood that the time limitation period shall not be subject to any tolling, equitable or otherwise. The parties further agree that, except as specifically provided otherwise herein, the exclusive remedy in arbitration for any alleged violation(s) of the terms, conditions, or covenants of this Agreement, and for any harm alleged in connection with any dispute subject to arbitration hereunder, shall be a monetary award not to exceed the amount of actual contract damage less any proper offset for mitigation of such damages; it being understood that the foregoing is without prejudice to the rights of the Company to seek injunctive and/or other equitable relief to enforce the provision(s) of Article(s) "5," "8," "10" and "11" of this Agreement.

14.  MISCELLANEOUS
     -------------

     14.1.  Post Termination Obligations.  Notwithstanding the termination of
            ----------------------------
the Employee's engagement hereunder, the provision(s) of Article(s) "5," "8," "10" and "11" shall survive any termination.

     14.2.  Assignment.  This Agreement shall be assigned to and inure to the
            ----------
benefit of, and be binding upon, any successor to substantially all of the assets and business of the Company as a going concern, whether by merger, consolidation, liquidation or sale of substantially all of the assets of the Company or otherwise. The Employee understands and agrees, however, that this Agreement is exclusive and personal to him only, and, as such, he will neither assign nor subcontract all or part of his undertaking(s) or obligation(s) under the terms of this Agreement.

     14.3.  Entire Agreement.  Each party acknowledges that this Agreement
            ----------------
constitutes the entire understanding between them, and that there are no other written or verbal agreement(s) or understanding(s) between them other than those set forth herein; it being understood that no amendment(s) to this Agreement shall be effective unless reduced to writing and signed by each party hereto.

     14.4.  Severability.  In the event that any provision of this Agreement
            ------------
shall be determined to be unenforceable or otherwise invalid, the balance of the provision(s) shall be deemed to be enforceable and valid; it being understood that all provision(s) of this Agreement are deemed to be severable, so that unenforceability or invalidity of any single provision will not affect the remaining provision(s).

     14.5.  Headings.  The Article and paragraph heading(s) in this Agreement
            --------
are deemed to be for convenience only, and shall not be deemed to alter or affect any provision herein.

     14.6.  Interpretation of Agreement.  This Agreement shall be interpreted in
            ---------------------------
accordance plain meaning of its terms and under the laws of the State of California.

     14.7.  Variation.  Any change in the salary, or Bonus(es), or other
            ---------
condition(s) after the Effective Date of this Agreement shall not be deemed to constitute a new Agreement with all unchanged terms to remain in force and effect.

     14.8.  Unenforceability.  The unenforceability or invalidity of any
            ----------------
provision(s) of this Agreement shall not affect the enforceability and/or the validity of the remaining provision(s).

     14.9.  Collateral Documents.  Each party hereto shall make, execute and
            --------------------
deliver such other instrument(s) or document(s) as may be reasonably required in order to effectuate the purposes of this Agreement.

     14.10. Written Policies and Procedures.  The Company's written policies and
            -------------------------------
procedures, as codified and contained in the Company "Handbook," is incorporated by reference.

     14.11. Non-Impairment.  This Agreement may not be amended or supplemented
            --------------
at any time unless reduced to a writing executed by each party hereto. No amendment, supplement or termination of this Agreement shall affect or impair any of the rights or obligations which may have matured thereunder.

     14.12. Execution.  This Agreement may be executed in one or more
            ---------
counterpart(s), and each executed counterpart(s) shall be considered by the parties as an original.

     14.13. Legal Counsel.  The Employee represents to the Company that he has
            -------------
either retained legal counsel of his own selection, and/or was given sufficient opportunity to obtain legal counsel of his own choosing prior to executing this Agreement. The Employee also represents that he has read the provision(s) of this Agreement and understands its meaning.

     14.14. Other Agreement.  Contemporaneously with the execution of this
            ---------------
Employment Agreement, the parties have also simultaneously entered into a companion Severance Agreement.

     IN WITNESS WHEREOF, the parties hereto have set their hands and seals the day and year first above written.



ATTEST:                                        CYTOPROBE CORPORATION



                                               By:
- -------------------------                         ----------------------------
                                                  Name
                                                  Title



ATTEST:



- -------------------------                         ----------------------------
                                                      LEE HULSEBUS